EXHIBIT 32.02
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Insignia Solutions plc (the “Company”) on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Roger D. Friedberger, Principal Accounting Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
/s/ Roger D. Friedberger

Roger D. Friedberger
Chief Financial Officer
(Principal Financial Officer)
August 31, 2005